UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2019

ACHAOGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36323	68-0533693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Tower Place, Suite 400

South San Francisco, CA 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 800-3636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 2, 2019, Achaogen, Inc. (the “Company”) received a written notification (the “Notice Letter”) from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company is not in compliance with Nasdaq Listing Rule 5450(a)(1), as the Company’s closing bid price for its common stock was below the $1.00 per share requirement for the last 30 consecutive business days (the “Bid Price Rule”). This notice has no immediate effect on the Company’s Nasdaq listing or the trading of its common stock.

The Notice Letter states that the Company will have 180 calendar days, until September 30, 2019 (the “Initial Compliance Period”), to regain compliance with the Bid Price Rule. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company can regain compliance if the closing bid price of its common stock is at least $1.00 for a minimum of 10 consecutive business days.

If the Company does not achieve compliance with the Bid Price Rule by the end of the Initial Compliance Period, it may be granted a second 180 day compliance period, as long as (a) on the last day of the Initial Compliance Period the Company is in compliance with the market value requirement for continued listing as well as all other listing standards, except for the minimum bid price requirement, and (b) the Company provides written notice of its intention to cure the deficiency during the second compliance period.

If the Company does not regain compliance with the Bid Price Rule by the end of the Initial Compliance Period and is not eligible for an additional compliance period at that time, Nasdaq will provide written notification to the Company that its common stock will be subject to delisting. At that time, the Company may appeal the delisting determination to a Nasdaq Listing Qualifications Panel (“Panel”). The Company expects that its common stock would remain listed pending the Panel’s decision. There can be no assurance that, if the Company does appeal the delisting determination, that such appeal would be successful.

The Company intends to monitor the closing bid price of its common stock and may, if appropriate, consider available options to regain compliance with the Bid Price Rule.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

Effective April 4, 2019, Michael Fischbach, Ph.D., Halley Gilbert and Kenneth J. Hillan, M.B., Ch.B. resigned as members of the Company’s Board of Directors (“Board”). Their resignations were not because of any disagreements with the Company on matters relating to its operations, policies and practices.  In connection with the resignation of Ms. Gilbert, formerly a member of the Board’s Audit Committee, the Board has appointed Kent Lieginger, Pharm.D., to serve on the Board’s Audit Committee.

Management Resignation & Appointment

Effective April 15, 2019, Zeryn Sarpangal, the Company’s Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer, notified the Company of her resignation from the Company.

In connection with the resignation of Ms. Sarpangal, the Board has appointed Blake Wise, currently Chief Executive Officer of the Company, to serve additionally as the Company’s Principal Financial Officer and Principal Accounting Officer effective April 15, 2019. Mr. Wise’s compensation remains unchanged. Mr. Wise’s business experience and related information required by Item 5.02(c)(2) of Form 8-K is hereby incorporated by reference to the section entitled “Proposal No. 1 – Election of Directors” of the Company’s definitive proxy statement for the 2018 annual meeting of stockholders, filed with the Securities and Exchange Commission on April 18, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACHAOGEN, INC.

Date: April 8, 2019	By:	/s/ Gary Loeb
Gary Loeb
General Counsel